                                                                    EXHIBIT 10.1

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                               CERTRON CORPORATION

A California corporation incorporated on February 21, 1966 with a principal place of business located at 1545 Sawtelle Boulevard, Suite 12, Los Angeles, California 90025.

                            CERTRON ACQUISITION CORP.

A Maryland corporation incorporated on November 10, 2004 with a principal place of business located at 20 Firstfield Road, Suite 190A Gaithersburg, Maryland 20874.

                                       AND

                                  CYBRDI, INC.

A Maryland corporation, incorporated on October 16, 2001 with a principal place of business located at 20 Firstfield Road, Suite 190A Gaithersburg, Maryland 20874

                         DATED AS OF NOVEMBER 12, 2004

         AGREEMENT AND PLAN OF MERGER dated as of November 12, 2004 (the "Agreement") by and among CERTRON CORPORATION , a California corporation ("Purchaser"), CERTRON ACQUISITION CORP., a Maryland corporation and a wholly-owned subsidiary of Purchaser ("Acquisition Sub"), and CYBRDI, INC., a Maryland corporation ("Target"), and Purchaser, Acquisition Sub and Target are sometimes collectively referred to as the "Parties" and individually as a "Party".

                                    RECITALS:

         Purchaser is a publicly traded company which currently has its securities traded on the OTC Bulletin Board. Purchaser currently has no operations.

         Target is a leading provider of tissue microarray products and related services which has established a comprehensive and integrated system to collect and track various normal and diseased human and animal tissues, and to manufacture hundreds of thousands of tissue microarrays (the "Business").

         Subject to the terms and conditions hereof, Purchaser, Acquisition Sub and Target deem it desirable and in the best interests of their respective corporations and shareholders that Acquisition Sub merge with and into Target (the "Merger") in a statutory merger in accordance with the laws of the State of Maryland (the "Maryland Statute").

         NOW, THEREFORE, in consideration of the mutual benefits to be derived hereby and the representations, warranties, covenants and agreements herein contained, the Parties agree as follows:

                                    ARTICLE I

                            DEFINED TERMS; SCHEDULES

1.1 DEFINED TERMS. Capitalized terms used in this Agreement will have the meanings given such terms in Article XIV hereof or elsewhere in the text of this Agreement, and variants and derivatives of such terms shall have correlative meanings.

1.2 SCHEDULES. References to a Schedule will include any applicable disclosure expressly set forth on the face of any other Schedule if specifically cross-referenced to such other Schedule or if it is clear from reading such disclosure that such disclosure is applicable to the referenced schedules. Each Schedule and the information, agreements and documents expressly listed in each Schedule will be considered a part of this Agreement as if set forth herein in full and will be deemed to constitute representations and warranties under this Agreement, limited as set forth in the applicable provision of this Agreement under which such Schedule is delivered or on the face of such Schedule or any other provision if it is clear from reading such disclosure that such disclosure is applicable to such provision; provided, however, that the representations and warranties set forth in this Agreement shall not be affected or deemed qualified, modified or limited in any respect by the information provided in the Schedules except to the extent that any qualification, modification or limitation to any representation and warranty is expressly and conspicuously set forth on the face of such particular Schedule.

                                   ARTICLE II

                                     MERGER

2.1 MERGER AND SURVIVING CORPORATION.

         (a) Pursuant to the Maryland Statute, Acquisition Sub shall merge with and into Target, and Target shall be the surviving corporation after the Merger (the "Surviving Corporation") and shall continue to exist as a corporation created and governed by the laws of Maryland.

         (b) The Articles of Incorporation of the Surviving Corporation, from and after the Effective Time, shall be the Articles of Incorporation of Target.

         (c) The By-Laws of the Surviving Corporation, from and after the Effective Time, shall be the By-Laws of Target.

2.2 EFFECTIVENESS OF MERGER. If all of the conditions precedent to the obligation of each of the Parties hereto as hereinafter set forth shall have been satisfied or shall have been waived, then as soon as practicable after the Closing a Certificate of Amendment to Purchaser's Articles of Incorporation increasing its authorized shares of Common Stock as herein contemplated shall be filed with the Secretary of State of the State of California and immediately thereafter articles of merger and/or such other documents as required by the Maryland Statute to effectuate the Merger (the "Certificate of Merger") shall be delivered to the State Department of Assessments and Taxation of the State of Maryland for filing in accordance with the Maryland Statute. The Merger shall become effective upon the acceptance of such filing by the State Department of Assessments and Taxation of the State of Maryland or at such later time as is specified in the Certificate of Merger, which effective time shall be the "Effective Time" of the Merger.

2.3 SHARES OF THE CONSTITUENT AND SURVIVING CORPORATIONS. The manner and basis of converting and exchanging the securities of Target and the status of Acquisition Sub's securities shall be as follows:

         (a) Subject to the provisions of this Agreement, each share of Common Stock, $.001 par value, of Target (the "Target Common Stock") issued and outstanding immediately prior to the Effective Time (other than Target Common Stock to be canceled pursuant to Section 2.3(e) hereof, if any) shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and extinguished and converted into the right to receive, in accordance with

Section 2.3(b) hereof, shares of Common Stock, no par value, of Purchaser (the "Purchaser Common Stock").

         (b) The number of shares of Purchaser Common Stock to be issued pursuant to Section 2.3(a) hereof for each share of Target Common Stock issued and outstanding immediately prior to the Effective Time shall be 1.566641609 shares of Purchaser Common Stock for a maximum of 47,328,263 shares of Purchaser Common Stock; provided, however, that it is the intent of the parties that the number of shares of Purchaser Common Stock to be issued to Target Shareholders in the Merger (rounded to the next whole share) represent, immediately post-Merger, 93.8% of the issued and outstanding Purchaser Common Stock on a fully-diluted basis and thus the maximum number shares to be issued in the Merger as set forth in this sentence shall be adjusted either upwards or downwards in connection with the Merger if and only to the extent necessary to ensure that the Target Shareholders hold, immediately post-Merger, a number of shares of Purchaser Common Stock that, when rounded up the next whole share, represents 93.8% of the issued and outstanding shares of the Purchaser Common Stock. If and to the extent of any share adjustment as provided in the immediately preceding sentence, the exchange rate in the Merger shall be proportionately adjusted.

         (c) [intentionally omitted]

         (d) If any holder of Target Common Stock is entitled to receive a fractional share of Purchaser Common Stock pursuant to the Merger (after aggregating all fractional shares of Purchaser Common Stock to be received by such holder), such holder instead will be entitled to receive (i) one whole share of Purchaser Common Stock in lieu of such fractional share if such holder would have otherwise been entitled to receive or purchase one-half or more of a share of Purchaser Common Stock; and (ii) otherwise such holder shall not be entitled to receive or purchase any additional shares or fractional shares.

         (e) Any share of Target Common Stock held in the treasury of Target at the Effective Time shall be canceled and retired, and no shares or other securities of Purchaser or Acquisition Sub shall be issuable with respect thereto.

         (f) Each issued and outstanding share of Common Stock, par value [$.001] per share, of Acquisition Sub (the "Acquisition Sub Common Stock") shall be converted into and become one (1) validly issued, fully paid and non-assessable share of Target Common Stock.

         (g) Subject to the provisions hereof, each holder of an outstanding certificate or certificates theretofore representing shares of Target Common Stock, and theretofore surrendered by such holder to Purchaser or its transfer agent for cancellation, shall be entitled to receive in exchange therefor (i) as promptly as practicable after the Effective Time, certificates representing that holder's proportionate number of shares of Purchaser Common Stock for each share of Target Common Stock surrendered, as is specified in Section 2.3(b) hereof. If the shares of Purchaser Common Stock (or any portion thereof) are to be delivered to any person other than the person in whose name the certificate or certificates representing the Target Common Stock surrendered in exchange therefor are registered, in addition to any other requirements of applicable law, it shall be a condition to such exchange that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to Purchaser or its transfer agent any transfer or other taxes required by reason of the delivery of the Purchaser Common Stock to a person other than the registered holder of the certificate or certificates surrendered, or shall establish to the satisfaction of Purchaser or its transfer agent that such tax has been paid or is not applicable.

         (h) The Purchaser Common Stock is being issued hereunder in a private transaction exempt from registration under Section 5 of the Securities Act, pursuant to (i) Regulation D promulgated under the Securities Act or (ii)
Section 4(2) of the Securities Act, and accordingly such shares of Purchaser's Common Stock may not be sold or otherwise transferred or disposed of by the holders thereof unless they are registered under the Securities Act or unless an exemption from such registration is available. Accordingly, a restrictive legend will be placed on any instruments, certificates or other documents evidencing such shares of Purchaser Common Stock in, or substantially in, the following form:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933. These securities have been acquired for investment and not for distribution or resale. They may not be sold, assigned, mortgaged, pledged, hypothecated or otherwise transferred or disposed of without an effective registration statement for such securities under the Securities Act of 1933 or an opinion of counsel to the Company that registration is not required under such Act."

         (i) Unless and until outstanding certificates representing shares of Target Common Stock prior to the Effective Time shall be surrendered as provided in Section 2.3(g) hereof, dividends and other distributions, if any (including, without limitation, any shares issuable in connection with stock split-ups or other recapitalizations), payable as of any date subsequent to the Effective Time to the holders of record of shares of Purchaser Common Stock shall not be paid to the holders of such certificates, but in the case of each such certificate which shall be so surrendered: (i) there shall be paid, upon such surrender, to the record holder of the certificate for shares of Purchaser Common Stock issued in exchange therefor, the full amount, without any interest thereon, of the dividends and any other distributions (including, without limitation, any shares issued in connection with stock split-ups or other recapitalizations) referred to above which theretofore became payable with respect to the number of shares of Purchaser Common Stock represented by such certificate; and (ii) there shall be paid to such record holder, on the payment date therefor, the amount of any such dividend or other distribution with respect to such number of shares, if the record date for the determination of the stockholders entitled to such dividend or other distribution shall be prior to the surrender of such certificate but the payment date of such dividend shall be subsequent to such surrender.

         (j) Promptly after the Effective Time, Purchaser's transfer agent shall mail to each holder of certificates that immediately prior to the Effective Time represented Target Common Stock a form of letter of transmittal and instructions for use in surrendering such certificates and receiving the Purchaser Common Stock in exchange therefor.

         (k) No holder of Target Common Stock shall have any of the rights of a stockholder of Purchaser with respect to the Purchaser Common Stock to be issued in the Merger until the Effective Time.

2.4 EFFECT OF MERGER.

         (a) Except as herein otherwise specifically set forth, the identity, existence, purposes, powers, franchises, rights and immunities of Target shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, powers, franchises and immunities of Acquisition Sub shall be merged into Target, and Target, as the Surviving Corporation and a wholly-owned subsidiary of Purchaser, shall be fully vested therewith. The separate existence and corporate organization of Acquisition Sub (except insofar as they may be continued by statute) shall cease as of the Effective Time.

         (b) At the Effective Time:

                  (i) All rights, privileges, goodwill, franchises and property, real, personal and mixed, and all debts due on whatever account and all other things in action, belonging to Acquisition Sub shall be, and they hereby are, bargained, conveyed, granted, confirmed, transferred, assigned and set over to and vested in Target as the Surviving Corporation by operation of law and without further act or deed, and all property and rights, and all and every other interest of Acquisition Sub shall be the property, rights and interests of Target as the Surviving Corporation as they were of Acquisition Sub;

                  (ii) No action or proceeding, whether civil or criminal, pending at the Effective Time by or against either Acquisition Sub or Target, or any shareholder, officer or director thereof, shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled or compromised as if the Merger had not occurred, or the Surviving Corporation may be substituted in such action or proceeding in place of Acquisition Sub; and

                  (iii) All rights of employees and creditors and all Liens upon the property of Acquisition Sub shall be preserved unimpaired, limited to the property affected by such Liens at the Effective Time, and all the debts, liabilities and duties of Acquisition Sub shall attach to Target as the Surviving Corporation and shall be enforceable against the Surviving Corporation to the same extent as if all such debts, liabilities and duties had been incurred or contracted by it.

2.5 FURTHER ASSURANCES. Acquisition Sub agrees that, from time to time, after the Closing, as and when requested by the Surviving Corporation or by its successors and assigns, officers of the Surviving Corporation shall, in the name of Acquisition Sub, execute and deliver, or cause to be executed and delivered, at the sole expense of the Surviving Corporation, all deeds, assignments and other instruments and shall take or cause to be taken all such other and further actions as the Surviving Corporation may deem necessary or appropriate in order more fully to vest in and confirm to the Surviving Corporation title to and possession of all the property, rights, privileges, immunities, powers, purposes, franchises and all and every other interest of Acquisition Sub referred to in Section 2.4 hereof, and otherwise to carry out the intent and purposes of this Agreement.

2.6 DIRECTORS OF SURVIVING CORPORATION. The persons comprising the Board of Directors of the Surviving Corporation, who shall hold office from the Effective Time in accordance with its By-Laws until the next annual meeting of shareholders and until their respective successors shall have been elected and shall have qualified, shall be the directors of Target immediately prior to the Effective Time, subject to the terms hereof.

2.7 OFFICERS OF SURVIVING CORPORATION. The officers of the Surviving Corporation, who shall hold office from the Effective Time in accordance with its By-Laws until the next annual meeting of directors and until their respective successors shall have been elected or appointed and shall have qualified, shall be the officers of Target immediately prior to the Effective Time, subject to the terms hereof.

2.8 DISSENTERS RIGHTS. Notwithstanding anything in this Agreement to the contrary, holders of shares of Common Stock of the Purchaser which are dissenting shares ("Dissenting Shares") if any (as defined in Section 1300(b) of the California Corporations Code), shall be entitled to such rights as are granted by the California Corporations Code for dissenting shares. Each holder of Dissenting Shares who becomes entitled to payment therefor pursuant to the California Corporations Code shall receive payment therefore in accordance with the California Corporations Code; provided however, that (i) if any holder of Dissenting Shares shall have failed to establish such holder's entitlement to dissenter rights as provided in the California Corporations Code, (ii) if any such holder of Dissenting Shares shall have effectively withdrawn such holder's demand for appraisal thereof or lost such holder's right to appraisal and payment therefor under the California Corporations Code, or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in the California Corporations Code, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Common Stock of the Purchaser and such shares of Common Stock of the Purchaser shall thereupon not be dissenting shares as defined in the California Corporations Code.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF TARGET

         Target makes the following representations and warranties to Purchaser, each of which shall apply to Target and to each subsidiary of Target, including without limitation Chaoying

Biotech (the "Joint Venture"). For the purposes of this Article III, each reference to Target shall be deemed to be a reference to Target and each of its Subsidiaries (including without limitation the Joint Venture) unless the context clearly connotes otherwise. Each of the following representations and warranties shall be deemed material, and Purchaser, in executing, delivering and consummating this Agreement, has relied upon the correctness and completeness, in all material respects, of each of such representations and warranties:

3.1 VALID EXISTENCE; QUALIFICATION. Target is a corporation duly organized, validly existing and. in good standing under the laws of the State of Maryland. Target has the power to carry on its business as now conducted and to own its assets. Target is not qualified to do business as a foreign corporation in any state, , and is not required to be so qualified in any other jurisdiction in order to own its assets or carry on its business as now conducted, and there has not been any claim by any other jurisdiction to the effect that Target is required to qualify or otherwise be authorized to do business as a foreign corporation therein. The copies of Target's Articles of Incorporation, as amended to date, certified by the State Department of Assessments and Taxation of the State of Maryland, and By-Laws, as amended to date (certified by the Secretary of Target), which have been delivered to Purchaser, are true and complete copies of those documents as in effect on the date hereof.

3.2 CAPITALIZATION.

         (a) The authorized capital stock of Target consists of thirty five million (35,000,000) shares of Common Stock, $.10 par value per share, of which as of the date hereof and at the Effective Time thirty million two hundred ten thousand (30,210,000 shares are and will be issued and outstanding. No shares of preferred shares have been authorized and none will be authorized, issued or outstanding as of the Closing. All of such issued and outstanding shares of Target Common Stock, as of the date hereof are, and as of the Effective Time shall be, duly authorized, validly issued, fully paid and nonassessable. There are, and as of the Effective Time there will be, no outstanding Derivative Securities of Target that are convertible into or exchangeable for any securities of Target, and there are, and as of the Effective Time there will be, no outstanding subscriptions, options, warrants, rights, calls or other commitments or agreements to which Target is a party or by which it is bound calling for the issuance, transfer, sale or disposition of any securities of Target or Derivative Securities.

         (b) Except as set forth on Schedule 3.2(b) attached hereto, Target has not made any investments in, and does not own, any of the capital stock of, or any other equity interest in, any other Person.

         (c) Attached hereto is a true, complete and accurate list of all of the security holders of Target, which list sets forth the name of each security holder (indicating each security holder that is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act) and the type and number of securities of Target held by such security holder as of the date hereof and indicates whether any of the security holders of

Target are a relative, spouse or relative of a spouse of any of the other security holders of Target and, if so, if such persons have the same principal residence. None of the security holders of Target was or has been organized or formed or issued any equity securities for the specific purpose of acquiring the securities of Purchaser to be issued in the Merger. Each of the security holders of Target who is not an "accredited investor" as so defined, either alone or with such security holder's purchaser representative, has such knowledge and experience in business and financial and business matters that such security holder is capable of evaluating the merits and risks of the Merger and the transactions contemplated hereby. All of the issued and outstanding shares of the capital stock of Target have been issued in compliance with appropriate exemptions from the registration requirements under the Securities Act and from the registration and/or qualification requirements under applicable state securities laws.

         (d) Target has set forth on Schedule 3.2(d) hereto a true, complete and correct list of all persons and entities who are, in Target's best judgment, "affiliates" of Target within the meaning of Rule 145 promulgated under the Securities Act (the "Target Affiliates").

3.3 CONSENTS. Except as set forth on Schedule 3.3 attached hereto, no consent of any Body or other Person is required to be received by or on the part of Target to enable Target to enter into and carry out this Agreement and the Transaction.

3.4 AUTHORITY; BINDING NATURE OF AGREEMENT.

         (a) Target has the corporate power and authority to enter into this Agreement and carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized by the directors of Target, and no other corporate proceedings on the part of Target are necessary to authorize the execution and delivery of this Agreement and the consummation of the Transaction.

         (b) This Agreement constitutes the valid and binding obligation of Target and is enforceable against it in accordance with its terms.

3.5 FINANCIAL STATEMENTS. The Target Financial Statements, a copy of which is set forth in Schedule 3.5, (i) are true and complete, (ii) are in accordance with the Books and Records of Target, (iii) fairly present the financial position of Target as of the Target Balance Sheet Date and the results of their operations for the year ended [December 31, 2003] and the interim period ended [June 30, 2004], and (iv) were prepared in conformity with United States generally accepted accounting principles consistently applied throughout the periods covered thereby.

3.6 LIABILITIES. As at the Target Balance Sheet Date, Target had no Liabilities, other than those Liabilities reflected or reserved against in the Target Balance Sheet, and there was no basis for the assertion against Target of any Liability not so reflected or reserved against therein.

3.7 ACTIONS SINCE THE TARGET BALANCE SHEET DATE. Except as otherwise expressly provided or set forth in, or required by, this Agreement, or as set forth in
Schedule 3.7 attached hereto, since the Target Balance Sheet Date, Target has not (i) incurred any material Liability or other Liability not in the ordinary and usual course of business and consistent with past practice, (ii) made any wage or salary increases or granted any bonuses; (iii) mortgaged, pledged or subjected to any Lien any of its assets, or permitted any of its assets to be subjected to any Lien; (iv) sold, assigned or transferred any of its assets, except in the ordinary and usual course of business consistent with past practice; (v) changed its accounting methods, principles or practices; (vi) revalued any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable; (vii) incurred any damage, destruction or loss (whether or not covered by insurance) adversely affecting its assets or business which has had or could be reasonably expected to have a Material Adverse Effect; (viii) canceled any material indebtedness or waived or released any right or claim; (ix) incurred any Material Adverse Change in employee relations; (x) amended, canceled or terminated any material Contract or Permit or entered into any material Contract or Permit which was not in the ordinary and usual course of business consistent with past practice; (xi) increased or changed its assumptions underlying, or methods of calculating, any doubtful account contingency or other reserves; (xii) paid, discharged or satisfied any Liabilities other than the payment, discharge or satisfaction in the ordinary and usual course of business of Liabilities set forth or reserved for on the Target Balance Sheet, as the case may be, or thereafter incurred in the ordinary and usual course of business consistent with past practice; (xiii) made any capital expenditure, entered into any lease or incurred any obligation to make any capital expenditure, except in the ordinary and usual course of business consistent with past practice; (xiv) failed to pay or satisfy when due any material liability; (xv) failed to carry on its business in the ordinary and usual course, consistent with the past practice, so as to reasonably keep available the services of its employees, and to preserve its assets and business and the goodwill of its suppliers, customers, distributors and others having business relations with it; (xvi) disposed of or allowed the lapse of any Proprietary Rights or disclosed to any Person any Proprietary Rights not theretofore a matter of public knowledge; (xvii) made any loans or advances to any Person, or assumed, guaranteed, endorsed or otherwise became responsible for the obligations of any Person; (xviii) other than this Agreement or the Transaction contemplated hereby, entered into any transaction or course of conduct not in the ordinary and usual course of business and consistent with past practice.

3.8 ADVERSE DEVELOPMENTS. Since the Target Balance Sheet Date there has been no Material Adverse Change in the assets, business, operations (financial or otherwise), or prospects of Target, there has been no act or omission on the part of Target or others which would form the basis for the assertion against Target of any material Liability, no other event has occurred which could be reasonably expected to have a Material Adverse Effect, and Target does not know of any development or threatened development of a nature which could be reasonably expected to have a Material Adverse Effect.

3.9 TAXES. All taxes, including, without limitation, income, property, sales, use, utility, franchise, capital stock, excise, value added, employees' withholding, social security and unemployment taxes imposed by the United States, any state, locality or any foreign country and any and all political subdivisions thereof and localities therein, or by any other taxing authority, which have or may become due or payable by Target and all interest and penalties thereon, whether disputed or not, have been paid in full or adequately provided for by reserves shown in the Books and Records; all deposits required by law to be made by Target with respect to estimated income, franchise and employees' withholding taxes have been duly made; and all tax returns, including estimated tax returns, required to be filed have been duly and timely filed. No extension of time for the assessment of deficiencies for any year is in effect. No deficiency notice is proposed, or, to the knowledge of Target, threatened against Target. The tax returns of Target have never been audited.

3.10 OWNERSHIP OF ASSETS; TRADEMARKS, PATENTS, ETC.

         3.10.1 ASSETS GENERALLY.

                  (a) Target owns outright, and has good and marketable title to, all of its assets including without limitation, subject to changes in the ordinary course of business since the Target Balance Sheet Date, those assets set forth on the Target Balance Sheet,(the "Assets"), free and clear of all Liens. The Assets are sufficient to permit Target to conduct its Business as now conducted. None of the Assets are subject to any restriction with regard to transferability.

                  (b) There are no agreements, options, commitments or understandings with, of or to any person to acquire any of the Assets or any rights or interest therein, except for this Transaction.

         3.10.2 TRADEMARKS, PATENTS, ETC. Schedule 3.10.2 sets forth a true and complete list of (including, without limitation, each application number, serial number or registration number, the class of goods or services covered and the expiration date for each country in which a Proprietary Right has been registered) and a brief description of all any and all registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks included in, or related to, the Assets (collectively, the "Trademarks"), patents and copyrights (including, without limitation, all registrations, licenses and applications pertaining thereto), patent license rights, trade secrets, franchises, inventions, processes, designs, specifications, plans, drawings, system documentation, programming, databases, know-how, confidential information, shop rights, licenses, internet domain names, world wide web addresses and all other proprietary information, processes and formulae owned by the Target (the "Other Intellectual Property") and all other intellectual property rights related thereto (collectively, with the Trademarks and the Other Intellectual Property, the "Proprietary Rights"). No other person, firm or corporation has any proprietary or other interest in any such Proprietary Rights and Target is not a party to or bound by any contract requiring the payment to any person, firm or corporation of any royalty. The Target is not infringing upon any Proprietary Rights or otherwise violating the rights of any third party with respect thereto, and no proceedings have been instituted, and no claim has been received by Target, and the Target is not aware of any claim, alleging any such violation. There are no pending applications with regard to any Proprietary Right. Target has taken all reasonable and prudent steps to protect the Proprietary Rights from infringement by any other person. No other person, (i) has the right to use any of Target's Trademarks on the goods on, or in connection with the services for, which they are now being used, either in identical form or, to the best of Target's knowledge, in such near resemblance thereto as to be likely, when applied to the goods or services of any such person, to cause confusion with such Trademarks or to cause a mistake or to deceive, (ii) has a license or the right to use any Proprietary Right of Target, whether by license, sublicense or other rights (iii) has notified Target that it is claiming any ownership of or right to use such Proprietary Rights, or (iv) to the best of Target's knowledge, is infringing upon any such Proprietary Rights in any way.

3.11 INSURANCE. Schedule 3.11 attached hereto sets forth a true and complete list and brief description of all policies of fire, liability, political and other forms of insurance held by Target and the names and addresses of the insurers which are the issuers of such insurance policies. Except as set forth in Schedule 3.11, such policies are valid, outstanding and enforceable policies, as to which premiums have been paid currently. To the knowledge of Target, there exists no state of facts, and no event has occurred, which reasonably may be expected to (i) form the basis for any claim against Target not fully covered by insurance for liability on account of any express or implied warranty or tortious omission or commission, or (ii) result in any material increase in insurance premiums.

3.12 LITIGATION; COMPLIANCE WITH LAW. There are no Actions relating to Target or any of its assets or the Business pending or, to the knowledge of Target, threatened, or any order, injunction, award or decree outstanding, against Target or against or relating to any of its assets or the Business; and there exists no basis for any such Action. Target is not in violation of any law, regulation, ordinance, order, injunction, decree, award, or other requirement of any governmental or other regulatory Body, court or arbitrator relating to its assets or the Business.

3.13 REAL PROPERTY. Except as set forth on Schedule 3.13 attached hereto, Target does not own or lease, or use under license or the like, any real property. The leases for each of Target's offices are listed on Schedule 3.13.

3.14 AGREEMENTS AND OBLIGATIONS; PERFORMANCE. Except for the Contracts listed and briefly described in Schedule 3.14 attached hereto (the "Target Listed Agreements"), Target is not a party to, or bound by, any: (i) Contract which involves aggregate payments or receipts in excess of $20,000 that cannot be terminated at will without penalty or premium or any continuing Liability; (ii) Contract of any kind with any officer, director, employee or shareholder of Target; (iii) Contract which is in violation of applicable law; (iv) Contract for the purchase, sale or lease of any materials, products, supplies or services which contains, or which commits or will commit it for, a fixed term; (v) Contract of employment not terminable at will without penalty or premium or any continuing Liability; (vi) deferred compensation, bonus or incentive plan or Contract not cancelable at will without penalty or premium or any continuing obligation or Liability; (vii) management or consulting Contract not terminable at will without penalty or premium or any continuing obligation or Liability;
(viii) license or royalty Contract; (ix) Contract relating to indebtedness for borrowed money; (x) union or other collective bargaining Contract; (xi) Contract which, by its terms, requires the consent of any party thereto to the consummation of the Transaction; (xii) Contract containing covenants limiting the freedom of Target, or any shareholder, director, officer or employee thereof, to engage or compete in any line of business, or with any Person, in any geographical area; (xiii) Contract or option relating to the acquisition or sale of any business; (xiv) voting agreement or similar Contract; (xv) option for the purchase of any asset, tangible or intangible;
(xvi) franchise, license or advertising Contract; (xvii) Contract with the United States government, any state, local or foreign government, or any political subdivision, agency or department thereof; or (xviii) other Contract which materially affects any of assets or the Business whether directly or indirectly, or which was entered into other than in the ordinary and usual course of business consistent with past practice. A true and correct copy of each of the written Target Listed Agreements has been delivered, or made available, to Purchaser. The Target Listed Agreements are valid, in full force and effect and are enforceable by Target, as the case may be, in accordance with the terms thereof. Target has in all material respects performed all obligations required to be performed by it to date under all of the Target Listed Agreements, is not in Default under any of the Target Listed Agreements and has received no notice of any dispute, Default or alleged Default thereunder which has not heretofore been cured or which notice has not heretofore been withdrawn. Target does not know of any Default under any of the Target Listed Agreements by any other party thereto or by any other Person bound thereunder.

3.15 CONDITION OF ASSETS. All of the tangible personal property Assets owned by Target operate according to their respective current specifications and purposes.

3.16 PERMITS AND LICENSES. Target has all Permits from all Bodies required to carry on the Business as presently conducted; all such Permits are in full force and effect, and, to the knowledge of Target, no suspension or cancellation of any of such Permits is threatened and Target is in compliance in all material respects with all requirements, standards and procedures of the Bodies which have issued such Permits. Schedule 3.16 attached hereto and made a part hereof sets forth a true and complete list of all Permits from all Bodies held by Target.

3.17 OCCUPATIONAL HEATH AND SAFETY AND ENVIRONMENTAL MATTERS. The operations of the Business do not, and will not, require, and Target does not have any, Permits from any Bodies relating to occupational health and safety or environmental matters to lawfully conduct the Business. There is no litigation, investigation or other proceeding pending or, to the knowledge of Target, threatened or known to be contemplated by any Body in respect of or relating to the Business of Target with respect to occupational health and safety or environmental matters. To Target's knowledge, all operations of the Business have been conducted in compliance with all, and Target is not liable in any respect for any violation of any, applicable United States federal, state, local or foreign laws or regulations, pertaining to occupational health and safety and environmental matters, including, without limitation, those relating to the emission, discharge, storage, release or disposal of Materials of Environmental Concern into ambient air, surface water, ground water or land surface or sub-surface strata or otherwise relating to the manufacture, processing, distribution, use, handling, disposal or transport of Materials of Environmental Concern. Target has not received any notice of a possible claim or citation against or in respect of any real property leased by Target, or with regard to their respective assets or the Business, relating to occupational health and safety or environmental matters, and Target is not aware of any basis for any such Action.

3.18 [Intentionally omitted.]

3.19 [Intentionally omitted.]

3.20 EMPLOYMENT RELATIONS. Schedule 3.20 contains a true and complete list of all current employees and independent contractors of the Target. No employees who are Material to the future operation of the Business have expressed intention to leave the Target. Target has not made any promises of increases in wages, salary, compensation, payments, benefits or otherwise. In the past, to the knowledge of Target, Target has complied with all United States federal, state, local, foreign, and other applicable laws, rules and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not engaged in any unfair labor practice which, in any of the foregoing cases, could have a Material Adverse Effect. There is not pending, or, to the knowledge of Target threatened, any unfair labor practice charge or complaint against Target by or before the United States Federal National Labor Relations Board or any comparable state, local or foreign agency or authority. No litigation, arbitration, administrative proceeding or governmental investigation is now pending, and, to the knowledge of Target, no current, former or prospective employee has made any claim or has threatened litigation, arbitration, administrative proceeding or governmental investigation, against Target arising out of any law relating to discrimination against employees or employment practices.

3.21 [intentionally omitted]

3.22 NO BREACH. Neither the execution and delivery of this Agreement nor compliance by Target with any of the provisions hereof nor the consummation of the Transaction will:

         (a) violate or conflict with any provision of the Articles of Incorporation, By-Laws or other organizational document of Target;

         (b) violate or conflict with or, alone or with notice or the passage of time, or both, result in the breach or termination of, or otherwise give any party the right to terminate, or declare a Default under, the terms of any Contract to which Target is a party or by which any of them may be bound, or otherwise violate or conflict with any Permit of any Body;

         (c) result in the creation of any Lien upon any of the assets of Target;

         (d) violate any judgment, order, injunction, decree or award against, or binding upon Target or upon any of the assets of Target; or

         (e) violate any law or regulation of any jurisdiction relating to Target or the Business.

3.23 BROKERS. Target has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the Transaction.

3.24 PRIOR NAMES AND ADDRESSES. Since inception, Target has not used any business name or had any business address other than its current name and business address.

3.25 BOOKS AND RECORDS. Target has made and kept (and given Purchaser access to) its Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of Target and the Business. Target has not engaged in any material transaction, maintained any bank account or used any corporate or company funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained Books and Records of Target.

3.26 PAYMENTS. Target has not, directly or indirectly paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other Person, in the United States or any other country, which is illegal under any federal, state or local laws of the United States (including, without limitation, the U.S. Foreign Corrupt Practices Act) or such other country.

3.27 SALES OF SECURITIES. No communication made by Target in connection with the sale of its securities to investors contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made not misleading.

3.28 UNTRUE OR OMITTED FACTS. No representation, warranty or statement by Target in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make such representations, warranties or statements not misleading. Without limiting the generality of the foregoing, there is no fact known to Target that has had, or which may be reasonably expected to have, a Material Adverse Effect that has not been disclosed in this Agreement.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser makes the following representations and warranties to Target each of which shall be deemed material, and Target in executing, delivering and consummating this Agreement, has relied upon the correctness and completeness, in all material respects, of each of such representations and warranties:

4.1 VALID EXISTENCE; QUALIFICATION. Each of Purchaser and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of Purchaser and Acquisition Sub has the power to carry on its business as now conducted and to own its assets. Purchaser is a corporation incorporated in the state of California and is not required to be so qualified in any other jurisdiction in order to own its assets or carry on its business as now conducted, and there has not been any claim by any other jurisdiction to the effect that Purchaser is required to qualify or otherwise be authorized to do business as a foreign corporation therein. The copies of Purchaser's Articles of Incorporation and Acquisition Sub's Articles of Incorporation, as amended to date, certified by the appropriate regulatory Body in their respective state of incorporation, and their respective By-Laws, as amended to date (certified by the Secretary of Purchaser and Acquisition Sub, respectively), which have been delivered to Target, are true and complete copies of those documents as in effect on the date hereof.

4.2 CAPITALIZATION.

         (a) The authorized capital stock of Purchaser consists of Ten Million shares of Common Stock, no par value per share, of which 3,128,306 shares are issued and outstanding, and five hundred thousand (500,000) shares of Preferred Stock, $1.00 par value per share, none of which are issued and outstanding. All of such issued and outstanding shares of Purchaser Common Stock are duly authorized, validly issued, fully paid and nonassessable. As of the Closing date there will be no outstanding Derivative Securities of Purchaser that are convertible into or exchangeable for any securities of Purchaser and there will be no outstanding subscriptions, options, warrants, rights, calls or other commitment or agreements to which Purchaser is a party or by which it is bound calling for the issuance, transfer, sale or disposition of any securities of Purchaser or Derivative Securities.

         (b) The authorized capital stock of Acquisition Sub consists of one thousand shares of Common Stock, $.001 par value per share, of which one hundred shares are issued outstanding and owned by the Purchaser. All such issued and outstanding shares of Common Stock of Acquisition Sub are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding Derivative Securities of Acquisition Sub that are convertible into or exchangeable for any securities of Acquisition Sub and there are no outstanding subscriptions, options, warrants, rights, calls or other commitment or agreements to which Acquisition Sub is a party or by which it is bound calling for the issuance, transfer, sale or disposition of any securities of Acquisition Sub or Derivative Securities.

         (c) Except as set forth in Schedule 4.2(c), neither Purchaser nor Acquisition Sub has made any investments in, and does not own, any of the capital stock of, or any other equity interest in, any other Person.

4.3 CONSENTS. Except as set forth on Schedule 4.3 attached hereto, or as specifically set forth in this Agreement, no consent of any Body or other Person is required to be received by or on the part of Purchaser or Acquisition Sub to enable Purchaser or Acquisition Sub to enter into and carry out this Agreement and the Transaction. Purchaser, as the holder of 100% of the issued and outstanding shares of common stock of the Acquisition Sub, has approved this Agreement.

4.4 AUTHORITY; BINDING NATURE OF AGREEMENT.

         (a) Each of Purchaser and Acquisition Sub respectively has the corporate power and authority to enter into this Agreement and carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized by the boards of directors of Purchaser and Acquisition Sub, and by Purchaser as the sole shareholder of Acquisition Sub, and, except for the approvals by the holders of a majority of the issued and outstanding common stock of Purchaser, no other corporate proceedings on the part of Purchaser or Acquisition Sub are necessary to authorize the execution and delivery of this Agreement and the consummation of the Transaction.

         (b) This Agreement constitutes the valid and binding obligation of each of Purchaser and Acquisition Sub and is enforceable against it in accordance with its terms.

4.5 FINANCIAL STATEMENTS. The Purchaser Financial Statements included in Purchaser's Annual Report on Form 10-K for the fiscal year ended October 31, 2003 and its Quarterly Reports on Form 10-Q for the period ended July 31, 2004
(i) are true and complete, (ii) are in accordance with the Books and Records of Purchaser, (iii) fairly present the financial position of Purchaser as of the Purchaser Balance Sheet Date and the results of its operations for the year ended October 31, 2003 and for the nine months ended July 31, 2004 and (iv) are prepared in conformity with generally accepted accounting principles, ("GAAP") consistently applied, and with Regulation S-X or Regulation S-B Item 310, as applicable, promulgated under the Securities Act, throughout the periods covered thereby.

4.6 LIABILITIES. Except as set forth in Schedule 4.6(a) attached hereto, as of the Purchaser Balance Sheet Date, Purchaser had no Liabilities required to be reflected or reserved against in a balance sheet according to GAAP, other than those Liabilities reflected or reserved against in the Purchaser Balance Sheet or Liabilities which do not or will not have a Material Adverse Effect on Purchaser, and to the knowledge of Purchaser, there was no basis for the assertion against Purchaser of any Liability not so reflected or reserved against in the Purchaser Balance Sheet other than a Liability which does not and is not expected to have a Material Adverse Effect on Purchaser. If any liability is due and owing any creditor in excess of $5,000, Purchaser shall supply the Company on a supplemental basis with a list of all creditors due and owing in excess of $5,000. The Company shall have the right to confirm any outstanding liabilities with third party creditors in excess of $10,000. As of the Closing, there will be no outstanding payments due any officer, director or employee for unpaid compensation, vacation time or loans other than unpaid compensation and accrued vacation for the payroll period during which the Closing occurs.

4.7 ACTIONS SINCE THE PURCHASER BALANCE SHEET DATE. Except as otherwise expressly provided or set forth in, or required by, this Agreement, or as set forth in Schedule 4.7 attached hereto, or for sales from inventory in the ordinary course of business, since the Purchaser Balance Sheet Date, Purchaser has not (i) incurred any material Liability; (ii) made any wage or salary increases or granted any bonuses; (iii) mortgaged, pledged or subjected to any Lien any of its assets, or permitted any of its assets to be subjected to any Lien; (iv) sold, assigned or transferred any of its assets other than the sale of the inventory on hand; (v) changed its accounting methods, principles or practices; (vi) revalued any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable;
(vii) incurred any damage, destruction or loss (whether or not covered by insurance) adversely affecting its assets or business which has had or could be reasonably expected to have a Material Adverse Effect (viii) canceled any material indebtedness or waived or released any material right or claim; (ix) incurred any Material Adverse Change in employee relations; (x) amended, canceled or terminated any Contract or Permit or entered into any Contract or Permit; (xi) increased or changed its assumptions underlying, or methods of calculating, any doubtful account contingency or other reserves; ( (xii) made any material capital expenditure, entered into any lease or incurred any obligation to make any material capital expenditure; (xiii) failed to pay or satisfy when due any Liability, (xi) issued or sold, or agreed to issue or sell, any of its capital stock, options, warrants, rights or calls to purchase such stock, any securities convertible into or exchangeable for such capital stock or other corporate securities, or effected any subdivision or other recapitalization affecting its capital stock; (xv) declared, paid or set aside any dividends or other distributions or payments on its capital stock, or redeemed or repurchased, or agreed to redeem or repurchase, any shares of its capital stock;
(xvi) made any loans or advances to any Person, or assumed, guaranteed, endorsed or otherwise became responsible for the obligations of any Person (except as a result of endorsement, for collection or deposit, of negotiable instruments, received in the ordinary course of business) ; (xvii) incurred any indebtedness for borrowed money (except as a result of its endorsement, for collection or deposit, of negotiable instruments received in the ordinary and usual course of business); or (xiii) entered into any transaction other than in the ordinary course of business.

4.8 ADVERSE DEVELOPMENTS. Except as set forth on Schedule 4.8, the continuing losses by Purchaser and the incurrence of expenses as contemplated hereby, since the Purchaser Balance Sheet Date, there has been no Material Adverse Change in the liabilities or condition (financial or otherwise), of Purchaser, there has been no act or omission on the part of Purchaser or others which would reasonably be expected to form the basis for the assertion against Purchaser of any material Liability, no other event has occurred which could be reasonably expected to have a Material Adverse Effect, and Purchaser does not know of any development or threatened development of a nature which could be reasonably expected to have a Material Adverse Effect

4.9 TAXES. All taxes, including, without limitation, income, property, sales, use, utility, franchise, capital stock, excise, value added, employees' withholding, social security and unemployment taxes imposed by the United States, any state, locality or any foreign country, or by any other taxing authority, which have or may become due or payable by Purchaser and all interest and penalties thereon, whether disputed or not, have been paid in full or if not paid, disclosed in the Books and Records; all deposits required by law to be made by Purchaser with respect to estimated income, franchise and employees' withholding taxes have been duly made; and all tax returns, including estimated tax returns, required to be filed have been duly and timely filed. Except as set forth on Schedule 4.9 attached hereto, no extension of time for the assessment of deficiencies for any year is in effect. No deficiency notice is proposed, or, to the knowledge of Purchaser, threatened against Purchaser. The federal income tax returns of Purchaser have not been audited since October 31, 1998.

4.10 OWNERSHIP OF ASSETS. Purchaser does not warrant that it owns any particular assets.

4.11 INSURANCE. Schedule 4.11 attached hereto sets forth a true and complete list and brief description of all policies of fire, liability, political and other forms of insurance held by Purchaser and the names and addresses of the insurers which are the issuers of such insurance policies. Except as set forth in Schedule 4.11, such policies are valid, outstanding and enforceable policies, as to which premiums have been paid currently. To the knowledge of Purchaser, there exists no state of facts, and no event has occurred, which reasonably may be expected to (i) form the basis for any claim against Purchaser not fully covered by insurance for liability on account of any express or implied warranty or tortious omission or commission, or (ii) result in any material increase in insurance premiums.

4.12 LITIGATION; COMPLIANCE WITH LAW. Except as set forth on Schedule 4.12 attached hereto, as of the date of this Agreement there are no Actions relating to Purchaser or any of its assets or business, pending or, to the knowledge of Purchaser, threatened, or any order, injunction, award or decree outstanding against Purchaser or against or relating to any of its assets or business; and to the knowledge of Purchaser, there exists no basis that reasonably is expected to give rise to any such Action. Purchaser is not in violation in any material respect of any law, regulation, ordinance, order, injunction, decree, award, or other requirement of any governmental or other regulatory Body, court or arbitrator relating to its assets. Notwithstanding the foregoing, Purchaser shall have an affirmative obligation to disclose to Target any changes in the foregoing should said event arise between the date of execution of this Agreement and the date of Closing.

4.13 REAL PROPERTY. Except as set forth on Schedule 4.13 attached hereto, Purchaser does not own or lease, or use under license or the like, any real property.

4.14 AGREEMENTS AND OBLIGATIONS; PERFORMANCE. Except for the Contracts listed and briefly described in Schedule 4.14 attached hereto (the "Purchaser Listed Agreements"), this Agreement or for sales of inventory on hand, Purchaser is not a party to, or is not bound by, any: (i) Contract which involves aggregate payments or receipts in excess of $2,000 that cannot be terminated at will without penalty or premium or any continuing Liability; (ii) Contract of any kind with any officer, shareholder, director, or employee of the Purchaser;
(iii) Contract which is in violation of applicable law; (iv) Contract for the purchase, sale or lease of any materials, products, supplies or services which contains, or which commits or will commit it for, a fixed term; (v) Contract of employment not terminable at will without penalty or premium or any continuing Liability; (vi) deferred compensation, bonus or incentive plan or Contract not cancelable at will without penalty or premium or any continuing obligation or Liability; (vii) management or consulting Contract not terminable at will without penalty or premium or any continuing Liability; (viii) license or royalty Contract; (ix) Contract relating to indebtedness for borrowed money; (x) union or other collective bargaining Contract; (xi) Contract which, by its terms, requires the consent of any party thereto to the consummation of the Transaction contemplated hereby; (xii) Contract containing covenants limiting the freedom of Purchaser, or any officer or employee thereof, to engage or compete in any line of business, or with any Person, in any geographical area;
(xiii) Contract or option relating to the acquisition or sale of any business;
(xiv) voting agreement or similar Contract; (xv) option for the purchase of any asset, tangible or intangible; (xvi) franchise, license or advertising Contract;
(xvii) Contract with the United States government, any state, local or foreign government, or (xviii) other Contract which materially affects any of its assets, whether directly or indirectly, or which was entered into other than in the ordinary and usual course of business. A true and correct copy of each of the written Purchaser Listed Agreement has been delivered, or made available, to Target. Except as is described in Schedule 4.14 attached hereto, the Purchaser Listed Agreements are valid, in full force and effect and are enforceable by Purchaser in accordance with the terms thereof. Purchaser has in all material respects performed all obligations required to be performed by it to date under all of the Purchaser Listed Agreements, is not in Default under any of the Purchaser Listed Agreements and has received no notice of any dispute, Default or alleged Default thereunder which has not heretofore been cured or which notice has not heretofore been withdrawn. Except as is described in Schedule 4.14, Purchaser knows of no Default under any of the Purchaser Listed Agreements by any other party thereto or by any other Person bound thereunder.

4.15 OCCUPATIONAL HEATH AND SAFETY AND ENVIRONMENTAL MATTERS. Purchaser has no significant operations as of the date hereof. Except as set forth in Schedule 4.15, there is no litigation, investigation or other proceeding pending or, to the knowledge of Purchaser, threatened or known to be contemplated by any Body in respect of or relating to the most recent operations of Purchaser (the "Purchaser Business") with respect to occupational health and safety or environmental matters. To Purchaser's knowledge, all previous operations of the Purchaser since November 1, 1997 were conducted in compliance in all material respects with all, and to the knowledge of Purchaser is not liable in any respect for any violation of any, applicable United States federal, state, local or foreign laws or regulations, pertaining to occupational health and safety and environmental matters, including, without limitation, those relating to the emission, discharge, storage, release or disposal of Materials of Environmental Concern into ambient air, surface water, ground water or land surface or sub-surface strata or otherwise relating to the manufacture, processing, distribution, use, handling, disposal or transport of Materials of Environmental Concern. Except as set forth in Schedule 4.15, Purchaser has not received any notice of a possible claim or citation against or in respect of any real property leased by Purchaser, or with regard to assets or the Purchaser Business, relating to occupational health and safety or environmental matters and Purchaser is not aware of any basis for any such Action.

4.16 [Intentionally Omitted]

4.17 EMPLOYEE BENEFIT PLANS. Other than medical insurance plans , Purchaser does not maintain nor does Purchaser make or have any obligations to make employer contributions with respect to its employees to, any "pension" or "welfare" benefit plans (within the respective meanings of sections 3(2) and 3(1) of ERISA, and Purchaser has no Liability in connection therewith or with regard thereto. Any medical insurance plan can be terminated as of the end of the calendar month by the Board of Directors on 10 ten days notice to any medical plan participants, subject to COBRA requirements and/or other applicable law.

4.18 NO BREACH. Neither the execution and delivery of this Agreement nor compliance by Purchaser or Acquisition Sub respectively with any of the provisions hereof, nor the consummation of the Transaction, will:

         (a) violate or conflict with any provision of the Articles of Incorporation or By-Laws of Purchaser or Acquisition Sub;

         (b) violate or conflict with, or alone or with notice or the passage of time, or both, result in the breach or termination of, or otherwise give any party the right to terminate, or declare a Default under, the terms of any Contract to which Purchaser is a party or by which it may be bound;

         (c) result in the creation of any Lien upon any of the assets of Purchaser;

         (d) violate any judgment, order, injunction, decree or award against, or binding upon, Purchaser or upon any of its assets; or

         (e) violate any law or regulation of any jurisdiction relating to Purchaser or Acquisition Sub.

4.19 BROKERS. Purchaser has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the Transaction.

4.20 EMPLOYMENT RELATIONS. Purchaser has no employees other than those set forth on Schedule 4.20 attached hereto. Since November 1, 1997, to the knowledge of Purchaser, Purchaser has complied, in all material respects, with all United States federal, state, local, foreign, and other applicable laws, rules and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not engaged in any unfair labor practice which, in any of the foregoing cases, could have a Material Adverse Effect. There is not pending, or, to the knowledge of Purchaser threatened, any unfair labor practice charge or complaint against Purchaser by or before the United States Federal National Labor Relations Board or any comparable state, local or foreign agency or authority. No litigation, arbitration, administrative proceeding or governmental investigation is now pending, and, to the knowledge of Purchaser no Person has made any claim or has threatened litigation, arbitration, administrative proceeding or governmental investigation against Purchaser, arising out of any law relating to discrimination against employees or employment practices.

4.21 PRIOR NAMES AND ADDRESSES. Since October 31, 1994, Purchaser has not used any business name or had any business address other than its current name and business address except as set forth on Schedule 4.21 attached hereto.

4.22 PAYMENTS. Purchaser has not directly or indirectly paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other Person, in the United States or any other country, which is illegal under any federal, state or local laws of the United States (including, without limitation, the U.S. Foreign Corrupt Practices Act) or such other country.

4.23 BOOKS AND RECORDS. Purchaser has made and kept (and given Target access to) its Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of Purchaser. Purchaser has not engaged in any material transaction, maintained any bank account or used any corporate or company funds in connection with its business except for transactions, bank accounts and funds which have been and are reflected in the normally maintained Books and Records of Purchaser.

4.24 SEC REPORTS. Since November 2000, Purchaser has filed with the SEC via the EDGAR System all reports, proxies and information statements and all schedules and exhibits thereto (the "SEC Reports"), required to be filed by it pursuant to the Exchange Act, except as set forth on Schedule 4.24 attached hereto. Each of the SEC Reports, as of its respective date, did not contain any untrue statement of material fact or fail to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, Purchaser does not represent the accuracy of any SEC report filed by the Purchaser to the extent that it contains any information supplied by or on behalf of Target.

4.25 UNTRUE OR OMITTED FACTS. No representation, warranty or statement by Purchaser in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make such representations, warranties or statements not misleading. Without limiting the generality of the foregoing, there is no fact known to Purchaser that has had, or which may be reasonably expected to have, a Material Adverse Effect that has not been disclosed in this Agreement.

                                    ARTICLE V

                              PRE-CLOSING COVENANTS

5.1 TARGET COVENANTS. Target hereby covenants that, from and after the date hereof and until the Closing or earlier termination of this Agreement:

         (a) ACCESS. Target shall afford to the officers, attorneys, accountants and other authorized representatives of Purchaser free and full access, during regular business hours and upon reasonable notice, to all of their Books and Records, personnel and properties so that Purchaser, at its own expense, except for the Purchaser Expenses as set forth in Section 13.1 hereof which shall be borne by Target, may have full opportunity to make such review, examination and investigation as Purchaser may desire of Target. Target shall cause the employees, accountants, attorneys and other agents and representatives of Target to cooperate fully with said review, examination and investigation and to make full disclosure to Purchaser and its representatives of all material facts affecting Target. Target acknowledges and agrees that no review, examination or investigation heretofore or hereafter undertaken by Purchaser or its representatives shall limit or affect any representation or warranty made by Target or otherwise relieve Target from any liability under this Agreement, or the obligation to consummate the Transaction.

         (b) ACTIONS PRIOR TO CLOSING. Prior to the Closing, Target will not, without the prior written consent of Purchaser:

                  (i) amend its Articles of Incorporation or By-Laws.

                  (ii) sell, lease or dispose of any of its Assets except for inventory in the ordinary course of business;

         (iii) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, limited liability company or other business organization or division thereof or any material interest therein;

                  (iv) issue, sell or redeem any capital stock or otherwise change the capitalization of Target;

                  (v) acquire, sell, lease or dispose of any of the Assets or subject the Assets to any Lien except in the ordinary course of business;

                  (vi) enter into any material transaction not in the ordinary and usual course of business consistent with past practice;

                  (vii) take any other action outside the ordinary course of business consistent with past practice;

                  (viii) adopt any resolution, or enter into or amend any Contract, with respect to any of the foregoing.

         (c) [intentionally omitted]

         (d) PRESERVATION OF BUSINESS. Target shall use its best efforts to keep available the services of its present officers, managers, employees and consultants and to maintain and preserve intact good relationships with customers and lenders, preserve its goodwill.

         (e) NO BREACH. The limitations and qualifications set forth in Section 5.1(b), (c) and (d) shall likewise apply to each of Target's Subsidiaries.

                  (i) Target will (A) use its commercially reasonable efforts to assure that all of its representations and warranties contained herein are true and correct as of the Closing as if repeated at and as of such time, that no Default shall occur with respect to any of its covenants, representations or warranties contained herein that has not been cured by the Closing and that all conditions to the obligation of Purchaser to consummate the Transaction are satisfied in a timely manner; (B) not knowingly and voluntarily take any action or do anything which will cause a Default respecting such covenants, representations or warranties or would impede the satisfaction of such conditions; and (C) promptly notify Purchaser of any event or fact which represents or is likely to cause such a Default or result in such an impediment.

                  (ii) Without limiting the generality of the foregoing, Target agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and effectuate the Transaction.

         (f) CONSENTS. Promptly following the execution of this Agreement, Target will use commercially reasonable efforts to obtain consents of all Bodies and other Persons necessary for the consummation of the transactions contemplated by this Agreement, including without limitation, approval by Target's shareholders of this Agreement and the Transaction.

         (g) AFFILIATE LETTER. Target shall provide Purchaser with such information and documents as Purchaser may reasonably request for use in Purchaser's review of the status of the persons and entities listed on Schedule 3.2(d) hereto as Target Affiliates. Target covenants that there shall be no change in the identity of the Target Affiliates between the date hereof and the Closing. Target shall deliver to Purchaser, at least two business days prior to the Closing Date, a letter, substantially in the form of Exhibit 5.1(g) hereto, executed by each of the Target Affiliates pursuant to which each such Target Affiliate shall acknowledge his, her or its responsibilities as an "affiliate" within the meaning of Rule 145 promulgated under the Securities Act and containing representations as to such Target Affiliate's status as such an affiliate.

         (h) SECURITY HOLDER LETTERS. Target shall obtain representation letters and accredited investor certifications from all of its shareholders in substantially the form attached hereto as Exhibit 5.1(h), containing customary private placement representations, warranties and covenants.

         (i) APPROVAL OF COUNSEL. All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental thereto, and all other related legal matters, shall be approved as to form and substance by counsel to Target, which approval shall not be unreasonably withheld or delayed.

         (j) TARGET SHAREHOLDER APPROVAL. After distribution of the information statement described in Section 5.1(m) hereof to Target's shareholders, Target shall secure an agreement from its shareholders owning in the aggregate 100% of its voting stock (which percentage is sufficient under the Maryland Statute, Target's Articles of Incorporation and By-Laws, and contractually and otherwise, to approve this Agreement and the Transaction) to vote their respective shares of Target Common Stock to approve this Agreement and the Transaction.

         (K) INFORMATION FOR PURCHASER PROXY STATEMENT. Promptly following the execution of this Agreement, Target shall prepare or cause to be prepared, at its sole cost and expense, except for legal fees incurred by Purchaser through October 31, 2004, a proxy statement complying with Regulation 14(A) promulgated under the Securities Exchange Act of 1934 and all amendments thereto to be filed with the SEC and to be employed in seeking the approval by the shareholders of Purchaser of the transaction contemplated hereby, a change in the Purchaser's name, and an increase in the authorized number of shares of Common Stock of the Purchaser (the "Proxy Statement") and shall promptly furnish to Purchaser and its counsel such information as they may request in connection therewith. The Proxy Statement shall be subject to comment by Purchaser and its counsel and shall be satisfactory to Purchaser and its counsel in their sole and absolute discretion. Provided that Purchaser is satisfied therewith, Purchaser shall cause the Proxy Statement to be filed with the SEC in preliminary form as soon as reasonably practicable after the preparation thereof by Target. None of the information or material supplied or to be supplied by Target for inclusion in the Proxy Statement of Purchaser will contain any untrue statement of a material fact or omit to state any material facts required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Further, Target shall indemnify and hold harmless Purchaser and each of its existing officers and directors and its principal shareholders harmless from any claim, liability or expense (including reasonable attorneys fees) incurred by any of them by virtue of an alleged breach or breach of the covenant contained in the immediately preceding sentence. This indemnification shall survive for an indefinite duration (subject to applicable statute of limitations) following the termination of this Agreement or the consummation of the transaction contemplated hereby.

         (l) FUNDING OF PURCHASER OPERATING EXPENSES. Subject to Section 13.1 hereof and this Section 5.1(l), Purchaser shall be required to fund its "normal operating expenses" through the date of Closing, including any audit fees incurred for the Company's 2004 year end audit, the preparation of the Company's annual report for the year ended October 31, 2004 and all costs and expenses relating to this Agreement and the consummation of the Transaction. If Purchaser believes that it does not have sufficient funds to fund any of those expenses or has no further funds, then Purchaser shall give written notice thereof to Target (specifying therein the funds required by Purchaser to fund such expenses) and Target shall, within five business days of the date of the giving of such written notice to Target, deliver to Purchaser in immediately available funds a sum sufficient to pay in full the amounts specified in such notice from Purchaser to Target, which obligation shall survive termination of this Agreement (provided, however, that Target shall have no obligation to deliver any further funds under the circumstances set forth in the last sentence of Section 13.1 hereof).

         (m) INFORMATION STATEMENT. Promptly following the execution of this Agreement, Target shall prepare or cause to be prepared, at Target's sole cost and expense, an information statement or similar disclosure document for distribution to its security holders in connection with the consideration of the transactions contemplated by this Agreement, which statement or document shall provide sufficient disclosure to meet the disclosure requirements of Rules 502 and 506 of Regulation D promulgated under the Securities Act as may be applicable to the security holders of Target and other applicable federal and state laws. Purchaser shall be given sufficient time to review such disclosure document and to approve same in its sole and absolute discretion prior to the distribution thereof to Target's security holders. Target shall use its best efforts to send out such disclosure statement promptly following approval thereof by Purchaser. Target covenants, represents and warrants to Purchaser that none of the information in such disclosure document will, at the date that it is first mailed to the security holders of Target or at the time of the approval of the Merger by Target's security holders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Target shall indemnify and hold harmless Purchaser and each of its existing officers and directors and its principal shareholders harmless from any claim, liability or expense (including reasonable attorneys fees) incurred by any of them by virtue of an alleged breach or breach of the covenant contained in the immediately preceding sentence. This indemnification shall survive for an indefinite duration (subject to applicable statute of limitations) following the termination of this Agreement or the consummation of the transaction contemplated hereby. Target has engaged Sun, Hong to serve as the purchaser representative for the security holders of Target who are not "accredited investors" (as defined in Rule 501(a) of said Regulation D), which purchaser representative meets all of the conditions therefor set forth in Rule 501(h) of said Regulation D.

5.2 PURCHASER COVENANTS. Purchaser hereby covenants that, from and after the date hereof and until the Closing or earlier termination of this Agreement:

         (a) ACCESS. Purchaser shall afford to the managers, officers, attorneys, accountants and other authorized representatives of Target free and full access, during regular business hours and upon reasonable notice, to all of its Books and Records, personnel and properties so that Target, at Target's expense, may have full opportunity to make such review, examination and investigation as it may desire of Purchaser and its business. Purchaser will cause its employees, accountants, attorneys and other agents and representatives to cooperate fully with said review, examination and investigation and to make full disclosure to Target and its representatives of all material facts affecting its business. Except as provided in Section 8.2 hereof, Purchaser acknowledges and agrees that no review, examination or investigation heretofore or hereafter undertaken by Target or its representatives shall limit or affect any representation or warranty made by Purchaser in, or otherwise relieve Purchaser from any Liability under this Agreement, or the obligation to consummate the Transaction.

         (b) ACTIONS PRIOR TO CLOSING. Purchaser currently has no significant operations, and will not conduct any operations, except for necessary regulatory compliance activities, and sale of inventory on hand, without the prior written consent of Target, and as otherwise provided in this Agreement. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in Schedule 5.2(b) attached hereto, prior to the Closing, Purchaser will not, without the prior written consent of Target:

                  (i) amend its Articles of Incorporation and/or its By-Laws (except for an amendment to its Articles of Incorporation to increase the number of authorized shares of common stock to one hundred fifty million (150,000,000) shares and to change its name to "Cybrdi, Inc." as contemplated hereby.

                  (ii) enter into, adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance or other employee benefit Contract, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan, contract or arrangement as in effect as of the date hereof (other than terminate issued and outstanding options to acquire shares of common stock of Purchaser);

                  (iii) acquire, sell, lease or dispose of any assets except for the sale or other disposition of inventory on hand;

                  (iv) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; or

                  (v) adopt any resolution, or enter into or amend any Contract, with respect to any of the foregoing.

         (c) [Intentionally Deleted.]

         (d) NO BREACH. (i) Purchaser will (A) use its commercially reasonable efforts to assure that all of its representations and warranties contained herein are true and correct as of the Closing as if repeated at and as of such time, that no Default shall occur with respect to any of its covenants, representations or warranties contained herein that has not been cured by the Closing and that all conditions to the obligation of Target to consummate the Transaction are satisfied in a timely manner; (B) not knowingly and voluntarily take any action or do anything which will cause a Default respecting such covenants, representations or warranties or would impede the satisfaction of such conditions; and (C) promptly notify Target of any event or fact which represents or is likely to cause such a Default or result in such an impediment.

                  (ii) Without limiting the generality of the foregoing, subject to the satisfaction of applicable conditions, Purchaser agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and effectuate the Transaction.

         (e) CONSENTS. Promptly following the execution of this Agreement, Purchaser will use commercially reasonable efforts to obtain consents of all Bodies and other Persons necessary for the consummation by Purchaser and Acquisition Sub of the Transaction. Such consents are listed on Schedule 4.3.

         (f) PURCHASER BOARD OF DIRECTORS AND OFFICERS. At or prior to the Closing, effective as of the Effective Time, Purchaser shall cause (i) all of Purchaser's directors (the "Resigned Purchaser Directors") and Officers to resign and (ii) Purchaser's board of directors to be expanded to six (6) directors and the individuals listed on Schedule 10.4 hereof will be named as the new directors of Purchaser and the officers to be named are set forth on
Schedule 10.4 as well .

         (g) APPROVAL OF COUNSEL. All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental thereto, and all other related legal matters, shall have been approved as to form and substance by counsel to Purchaser, which approval shall not be unreasonably withheld or delayed.

                                   ARTICLE VI

                           CONDITIONS PRECEDENT TO THE
                        OBLIGATION OF PURCHASER TO CLOSE

         The obligation of Purchaser to consummate the Transaction is subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Purchaser (except when the fulfillment of such condition is a requirement of law):

6.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Target contained in this Agreement and in any written statement (including financial statements), exhibit, certificate, schedule or other document delivered pursuant hereto shall be true and correct in all material respects (except to the extent that any such representation and warranty is already qualified as to materiality, in which case such representation and warranty shall be true and correct without further qualification) as at the Closing Date, as if made at the Closing and as of the Closing Date.

6.2 SHAREHOLDER APPROVAL. The holders of a majority of the issued and outstanding common stock of Purchaser at a meeting of the Shareholders have approved the change of the Purchaser's name, an increase in the number of shares of authorized common stock and the transaction contemplated by this Agreement. In furtherance thereof, the parties will prepare a Proxy Statement addressing the foregoing matters. Target will supply all necessary or required information for the Proxy Statement relating to it, its business and operations, financial statements, management and the persons to be elected directors and officers of Purchaser upon consummation of the transaction.

6.3 COVENANTS. Target shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

6.4 CERTIFICATE. Purchaser shall have received a certificate, dated the Closing Date, signed by the Secretary of Target, as to the satisfaction of the conditions contained in Sections 6.1 and 6.3 hereof.

6.5 NO ACTIONS. No Action shall have been instituted by a Person other than a Party, directly or indirectly, and be continuing before a court or before or by any Body, or shall have been threatened and be unresolved, to restrain or prevent, or obtain any material amount of damages in respect of, the carrying out of the Transaction, or which might have a Material Adverse Effect thereon.

6.6 CONSENTS; PERMITS. Target and Purchaser shall have obtained all consents, approvals, licenses and other Permits of Bodies and other Persons necessary for the performance by each of them of all of their respective obligations under this Agreement, and such other consents, if any, to prevent the occurrence of a Default under any Contract to which Target is a party or is otherwise bound, as set forth on Schedule 3.3.

6.7 CORPORATE ACTIONS. All actions necessary to authorize the execution, delivery and performance of this Agreement by Target and the consummation of the Transaction shall have been duly and validly taken (including, without limitation, approval of the Transaction by Target's shareholders), and Target shall have full power and right to consummate the Transaction.

6.8 EXEMPTION FROM REGISTRATION. The offer and issuance of the Purchaser Common Stock shall comply in all respects with Regulation D of the Securities Act of 1933, as amended or such other exemption from registration that is applicable thereto and, to that end, Purchaser shall have received from each of the security holders of Target a completed and signed copy of the security holder's representation letter and accredited investor certifications as set forth in
Section 5.1(h).

6.9 APPROVAL OF COUNSEL. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto, and all other related legal matters, shall have been approved as to legal form only by counsel to Purchaser, which approval shall not be unreasonably withheld or delayed.

6.10 ADDITIONAL DOCUMENTS. Target shall have delivered to Purchaser each of the affiliate letters contemplated by Section 5.1(g) hereof and all other such certified resolutions, certificates and documents with respect to Target and the Transaction as Purchaser or its counsel may have reasonably requested.

6.11 APPROVAL BY SHAREHOLDERS OF TARGET. The transactions contemplated by this Agreement for which the vote or consent of the shareholders of Target is required shall be approved by the unanimous vote or written consent (as permitted by applicable law) of the shareholders of Target.

                                   ARTICLE VII

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                               OF TARGET TO CLOSE

         The obligation of Target to consummate the Transaction is subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Target (except when the fulfillment of such condition is a requirement of law):

7.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Purchaser contained in this Agreement and in any written statement (including financial statements), exhibit, certificate, schedule or other document delivered pursuant hereto shall be true and correct in all material respects (except to the extent that any such representation and warranty is already qualified as to materiality, in which case such representation and warranty shall be true and correct without further qualification) as at the Closing Date, as if made at the Closing and as of the Closing Date.

7.2 COVENANTS. Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

7.3 CERTIFICATE. Target shall have received a certificate, dated the Closing Date, signed by the Chief Executive Officer of Purchaser, as to the satisfaction of the conditions contained in Sections 7.1 and 7.2 hereof.

7.4 [Intentionally Deleted.]

7.5 NO ACTIONS. No Action shall have been instituted by a Person other than a Party, directly or indirectly, and be continuing before a court or before or by a Body, or shall have been threatened and be unresolved, to restrain or prevent, or obtain any material amount of damages in respect of, the carrying out of the Transaction.

7.6 CONSENTS; PERMITS. Purchaser shall have obtained all consents, licenses and other Permits of Bodies and other Persons necessary for the performance by Purchaser of all of its obligations under this Agreement, and such other consents, if any, to prevent the occurrence of a Default under any Contract to which Purchaser is a party or otherwise bound, as set forth on Schedule 4.3.

7.7 CORPORATE ACTIONS. All actions necessary to authorize the execution, delivery and performance of this Agreement by Purchaser and the consummation of the Transaction and the increase in the authorized number of Purchaser common stock shall have been duly and validly taken (including, without limitation, shareholders' approval), and Purchaser shall have full power and right to consummate the Transaction.

7.8 DIRECTORS. Effective as of the Effective Time, all of the Resigned Purchaser Directors and Officers shall have resigned and the Purchaser's board of directors shall have been expanded to six (6) directors and all of Target's designated directors set forth on Schedule 10.4 shall have been elected.

7.9 APPROVAL OF COUNSEL. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto, and all other related legal matters, shall have been approved as to form and substance by counsel to Target, which approval shall not be unreasonably withheld or delayed.

7.10 ADDITIONAL DOCUMENTS. Purchaser shall have delivered all such certified resolutions, certificates and documents with respect to Purchaser and the Transaction as Target or its counsel may have reasonably requested.

                                  ARTICLE VIII

                             TERMINATION AND WAIVER

8.1 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Transaction may be abandoned at any time prior to the Closing:

         (a) By mutual written consent of Purchaser and Target;

         (b) By Purchaser if any of the conditions set forth in Article VI hereof shall not have been fulfilled on or prior to February 28, 2005, or shall become incapable of fulfillment, in each case except as such shall have been the result, directly or indirectly, of any action or inaction by Purchaser, and shall not have been waived; or

         (c) By Target if any of the conditions set forth in Article VII hereof shall not have been fulfilled on or prior to February 28, 2005, or shall have become incapable of fulfillment in each case except as such shall have been the result, directly or indirectly, of any action or inaction by Target, and shall not have been waived.

         If this Agreement is terminated as described above, this Agreement shall be of no further force and effect, without any liability or obligation on the part of any of the parties except for any liability which may arise pursuant to Sections 13.1 and 13.2 hereof or as a result of any breach of any representation, warranty or covenant or agreement herein.

8.2 WAIVER. Any condition to the performance of the Parties which legally may be waived on or prior to the Closing Date may be waived at any time by the Party entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant Party or Parties. Each party agrees to notify the other Party of any fact discovered in the course of its due diligence investigation that such Party believes constitutes or will constitute a breach of any representation, warranty or covenant contained in this Agreement, and in the absence of such notice, such breach shall be deemed waived. Otherwise, the failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same. Except for waivers made in writing pursuant to the first sentence of this Section 8.2, or by failure to give notice pursuant to the second sentence of this Section 8.2, no waiver by any Party of the breach of any term, covenant, representation or warranty contained in this Agreement as a condition to such Party's obligations hereunder shall release or affect any liability resulting from such breach. No waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.

                                   ARTICLE IX

                                     CLOSING

9.1 LOCATION; DATE. The closing of the Transaction (the "Closing") shall take place at the offices of Target Counsel's in Boca Raton, Florida at 10:00 a.m. (local time in New York) on the third business day that all closing conditions have been satisfied or waived by each of the Parties hereto but in no event later than February 28, 2005, or at such other time and place as may be mutually agreed to by the Parties; provided, however, that in no event shall the Closing take place earlier than the date of (and not later than the date which is ten
(10) days following) the approval of the Transaction by the Purchaser's shareholders. The date of the Closing is referred to in this Agreement as the "Closing Date."

9.2 ITEMS TO BE DELIVERED TO PURCHASER. At, or prior to, the Closing, Target will deliver or cause to be delivered to Purchaser:

         (a) the Certificate of Merger required by Section 2.2 hereof;

         (b) the certificate required by Section 6.4 hereof;

         (c) certified copies of all corporate actions required by Section 6.7 hereof; and

         (d) the affiliate letters contemplated by Section 5.1(g) hereof and the security holder letters required by Section 5.1(h) hereof.

         (e) such other certified resolutions, documents and certificates as are required to be delivered to Purchaser pursuant to the provisions of this Agreement or which otherwise confirm that all of the conditions precedent to the obligation of Purchaser to close have been satisfied.

9.3 ITEMS TO BE DELIVERED TO TARGET. At, or prior to, the Closing, Purchaser will deliver or cause to be delivered to Target:

         (a) the Certificate of Merger required by Section 2.2 hereof;

         (b) the certificate required by Section 7.3 hereof;

         (c) certified copies of all corporate action required by Section 7.7 hereof; and

         (d) such other certified resolutions, documents and certificates as are required to be delivered to Target pursuant to the provisions of this Agreement or which otherwise confirm that all of the conditions precedent to the obligation of Target to close have been satisfied.

                                    ARTICLE X

                              POST-CLOSING MATTERS

10.1 FURTHER ASSURANCES. On and after the Closing Date, the Parties shall take all such further actions and execute and deliver all such further instruments and documents as may be necessary or appropriate to carry out the Transaction.

10.2 [Intentionally Deleted.]

10.3 CONTINUATION OF TARGET'S BUSINESS DEVELOPMENT. As an inducement to Purchaser to acquire Target, Target has represented that it shall, and Target shall, develop and continue its business development, as a wholly owned subsidiary of Purchaser, unless otherwise determined by the Board of Directors of Purchaser in accordance with the Board of Directors' fiduciary duties to the shareholders of Purchaser.

10.4 VACANCIES ON PURCHASER'S BOARD OF DIRECTORS. Immediately after the Effective Time, the vacancies on Purchaser's board of directors created by the Resigned Purchaser Directors and the expansion of the Purchaser's board of directors as set forth in Section 7.8 hereof shall be filled by those individuals nominated by the Target forth on Schedule 10.4 attached hereto and the individuals set forth on Schedule 10.4 attached hereof shall be selected officers of Purchaser.

                                   ARTICLE XI

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

11.1 SURVIVAL. The parties agree that their respective representations and warranties contained in this Agreement shall survive the Closing for a period of two (2) years, except that the representations and warranties set forth in Sections 3.1 through 3.4, 3.28 (with respect to the foregoing Article III representations and warranties) and 4.1 through 4.4 and 4.25 (with respect to the foregoing Article IV representations and warranties) shall continue for an indefinite duration, subject to applicable statutes of limitation.

11.2 INDEMNIFICATION.

         11.2.1 GENERAL INDEMNIFICATION OBLIGATION OF TARGET. From and after the Closing, Target will reimburse, indemnify and hold harmless Purchaser, its current and former directors, officers, employees and/or agents (collectively the "Purchaser Indemnified Parties") against and in respect of:

         (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any Purchaser Indemnified Party that result from, relate to or arise out of any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of Target under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Purchaser pursuant hereto; and

         (b) any and all Actions, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 11.2.1.

         11.2.2 GENERAL INDEMNIFICATION OBLIGATION OF PURCHASER. From and after the Closing, Purchaser will reimburse, indemnify and hold harmless Target, its current and former directors, officers, employees and/or agents (collectively the "Target Indemnified Parties") against and in respect of:

         (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any Target Indemnified Party that result from, relate to or arise out of any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of Purchaser under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Target pursuant hereto; and

         (b) any and all Actions, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 11.2.2.

         11.2.3 METHOD OF ASSERTING CLAIMS, ETC.

         (a) In the event that any claim or demand for which Target would be liable to any Purchaser Indemnified Party(ies) hereunder is asserted against or sought to be collected from any such Purchaser Indemnified Parties by a third party, the Purchaser Indemnified Party(ies) shall notify Target of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). Target shall thereupon, at its sole cost and expense, defend the Purchaser Indemnified Party(ies) against such claim or demand with counsel reasonably satisfactory to the Purchaser Indemnified Party(ies).

         (b) Target shall not, without the prior written consent of the Purchaser Indemnified Party(ies), consent to the entry of any judgment against the Purchaser Indemnified Party(ies) or enter into any settlement or compromise which does not include, as an unconditional term thereof (i.e., there being no requirement that the Purchaser Indemnified Party(ies) pay any amount of money or give any other consideration), the giving by the claimant or plaintiff to the Purchaser Indemnified Party(ies) of a release, in form and substance satisfactory to the Purchaser Indemnified Party(ies), from all liability in respect of such claim or litigation. If the Purchaser Indemnified Party(ies) desire to participate in, but not control, any such defense or settlement, it or they may do so at its or their sole cost and expense. If, in the reasonable opinion of the Purchaser Indemnified Party(ies), any such claim or demand or the litigation or resolution of any such claim or demand involves an issue or matter which could have a Material Adverse Effect on the business, operations, assets, properties or prospects of the Purchaser Indemnified Party(ies) or its affiliates, then the Purchaser Indemnified Party(ies) shall have the right to control the defense or settlement of any such claim or demand and its costs and expenses shall be included as part of the indemnification obligation of Target hereunder; provided, however, that the Purchaser Indemnified Party(ies) shall not settle any such claim or demand without the prior written consent of Target, which consent shall not be unreasonably withheld or delayed. If the Purchaser Indemnified Party(ies) should elect to exercise such right, Target shall have the right to participate in, but not control, the defense or settlement of such claim or demand at its sole cost and expense.

         (c) Notwithstanding anything hereinabove to the contrary, the Purchaser Indemnified Party(ies) shall have the right to employ separate counsel (including local counsel), and Target shall bear the reasonable fees, costs and expenses of one (1) such separate counsel (and local counsel) if (i) the use of counsel chosen by Target to represent the Purchaser Indemnified Party(ies) would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Purchaser Indemnified Party(ies) and Target, and Target on the one hand, and the Purchaser Indemnified Party(ies) on the other hand, shall have reasonably concluded that there may be legal defenses available to the Purchaser Indemnified Party(ies) which are different from or additional to those available to Target, (iii) Target shall not have employed counsel reasonably satisfactory to the Purchaser Indemnified Party(ies) to represent the Purchaser Indemnified Party(ies) within a reasonable time after notice of the institution of such Action or (iv) Target shall authorize the Purchaser Indemnified Party(ies) to employ one (1) separate counsel at the expense of Target.

         (d) In the event the Purchaser Indemnified Party(ies) should have a claim against Target hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Purchaser Indemnified Party(ies) shall send a Claim Notice with respect to such claim to Target. If Target disputes its liability with respect to such claim or demand, such dispute shall be resolved in accordance with Section 11.3 hereof; if Target does not notify the Purchaser Indemnified Party(ies), within twenty (20) days from receipt of notice of such a claim, that it disputes such claim or demand, the amount of such claim or demand shall be conclusively deemed a liability of Target hereunder.

         (e) All claims for indemnification by any Target Indemnified Party(ies) under this Agreement shall be asserted and resolved under the procedures set forth hereinabove by substituting in the appropriate place "Target" for "Purchaser" and "Target Indemnified Party(ies)" for "Purchaser Indemnified Party(ies)."

11.3 ARBITRATION.

         (a) All disputes under this Agreement shall be settled by binding arbitration pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by any Party hereto giving written notice to each other Party to a dispute of its demand for arbitration, which demand shall set forth the name and address of its arbitrator. Within twenty
(20) days of such notice, the other Party shall select its arbitrator and so notify the demanding Party. Within twenty (20) days thereafter, the two arbitrators so selected shall select the third arbitrator. In default of either side naming its arbitrator as aforesaid or in default of the selection of the third arbitrator as aforesaid, the American Arbitration Association shall designate such arbitrator upon the application of either party. The parties agree that the exclusive jurisdiction for any dispute shall be in Los Angeles, California or such other location as agreed by the Parties.. The dispute shall be heard by the arbitrators within thirty (30) days after selection of the third arbitrator. The decision of the arbitrators shall be rendered within thirty (30) days after the hearing. Each Party shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared; provided, however, that if, in the opinion of the majority of the arbitrators, any claim for indemnification or any defense or objection thereto was unreasonable, the arbitrators may assess, as part of their award, all or any part of the arbitration expenses of the other Party (including reasonable attorneys= fees) and of the arbitrators against the Party raising such unreasonable claim, defense or objection.

         (b) To the extent that arbitration may not be legally permitted hereunder or contractually permitted under any insurance policy providing coverage, and the parties to any dispute hereunder may not at the time of such dispute mutually agree to submit such dispute to arbitration, any party may commence a civil Action in a court of appropriate jurisdiction to resolve disputes hereunder.

         (c) The decision of a majority of the arbitrators shall be final, binding and conclusive, shall be specifically enforceable, and judgment may be entered upon it in accordance with applicable law in the appropriate court in the States of Florida, California and Maryland with no right of appeal therefrom.

11.4 EXCLUSIVE REMEDY

         If the merger contemplated hereby is consummated, this Article XI shall be the exclusive remedy for a breach of representations and warranties contained in Article III and IV or, except as provided in Sections 5.1(k) or 5.1(m), a breach or default under any of the covenants contained in Article V.

                                   ARTICLE XII

                             [INTENTIONALLY OMITTED]

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

13.1 EXPENSES. Except as provided in Section 5.1(l) hereof and this Section 13.1, each of the Parties shall bear its own expenses in connection herewith except that if Purchaser shall not have sufficient funds to pay for all expenses related to this acquisition, Target will pay all of Purchaser's expenses as provided in Section 5.1(l) and this Section 13.1. The Parties acknowledge and agree that, if any Party (the "Breaching Party") either fails to consummate the Transaction notwithstanding that all conditions to such Party's obligation to close are fulfilled, or otherwise breaches this Agreement prior to Closing which breach causes any of the non-Breaching Party's conditions to closing set forth in Article VI or Article VII, as the case may be, not to be fulfilled, and the Closing does not occur because the non-Breaching Party terminates this Agreement as a result thereof pursuant to Section 8.1(b) or 8.1(c), as the case may be, as liquidated damages and as the sole and exclusive remedy of the non-Breaching Party the Breaching Party shall reimburse each non-Breaching Party for all out-of-pocket expenses incurred directly in connection with the negotiation, execution and performance of this Agreement, including, without limitation, fees and expenses payable to attorneys and, accountants. Fees and expenses of consultants, advisors and investment bankers shall not be reimbursable. Notwithstanding anything in this Agreement to the contrary, Purchaser shall not be required to repay or reimburse Target for any funds advanced pursuant to
Section 5.1(l) hereof unless and only in the event that Purchaser breaches this Agreement prior to Closing which breach causes Target's conditions to Closing to not occur and Target terminates this Agreement as a result thereof pursuant to
Section 8.1(c).

13.2 CONFIDENTIAL INFORMATION. All information that a disclosing party furnishes in connection with the Transaction (the "Information") will be kept confidential, will be used solely in connection with the Transaction and will not, without prior written consent of the disclosing party, be used or disclosed, directly or indirectly, in any manner whatsoever, in whole or in part.

         Notwithstanding anything hereinabove to the contrary, the obligations imposed upon the parties herein shall not apply to Information:

         (a) which is publicly available prior to the date hereof; or

         (b) which hereafter becomes available to the public through no wrongful act of the receiving party; or

         (c) which was in the possession of the receiving party prior to the commencement of negotiations between the parties with regard to the Transaction and not subject to an existing agreement of confidence between the parties; or

         (d) which is received from a third party without restriction, not in violation of an agreement of confidence and without breach of this Agreement; or

         (e) which is independently developed by the receiving party; or

         (f) which is disclosed pursuant to a requirement or request of a government agency, arbitrator or court, or pursuant to a requirement under applicable laws, rules or regulations.

         Upon the request of a disclosing party made at any time following any termination of this Agreement in accordance with the terms hereof, the receiving party will redeliver to the disclosing party any and all written Information furnished to the receiving party and will not retain any copies thereof.

13.3 EQUITABLE RELIEF. The parties agree that the remedy at law for any breach or threatened breach of the provisions of Section 13.2 will be inadequate and the aggrieved party shall be entitled to injunctive relief to compel the breaching party to perform or refrain from action required or prohibited thereunder.

13.4 PUBLICITY. Neither Purchaser nor Target will issue any report, statement, release or other public announcement pertaining to the matters contemplated by this Agreement without the prior written consent of the other unless required by law, rule or regulation.

13.5 ENTIRE AGREEMENT. This Agreement, including the schedules and exhibits attached hereto, which are a part hereof, constitutes the entire agreement of the Parties with respect to the subject matter hereof. The representations, warranties, covenants and agreements set forth in this Agreement and in the financial statements, schedules or exhibits delivered pursuant hereto constitute all the representations, warranties, covenants and agreements of the Parties and upon which the Parties have relied, shall not be deemed waived or otherwise affected by any investigation made by any party hereto and, except as may be specifically provided herein, no change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

13.6 NOTICES. Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes when in writing and hand delivered or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail, nationally recognized overnight courier or telecopier as follows:

         If to Purchaser, at:

         Certron Corporation
         1545 Sawtelle Blvd.
         Suite 12
         Los Angeles, CA 90025
         Attention: Chief Executive Officer
         Telecopier Number: (310) 914-0310

         With a copy to:
         Reed Smith LLP
         1901 Avenue of the Stars
         Suite 700
         Los Angeles, California 90067
         Attention: Irwin G. Barnet, Esq.
         Telecopier Number: (310) 734-5299

         If to Target at:

         20 Firstfield Road
         Suite 190A
         Gaithersburg, Maryland 20874
         Attention: Chief Executive Officer
         Telecopier Number: 240-465-8877

         With a copy to:

         Newman, Pollock & Klein
         2600 North Military Trail
         Suite 270
         Boca Raton, Florida  33431
         Attention: Jeffrey Klein, Esq.
         Telecopier Number (561) 241-4943

or at such other address as any party may specify by notice given to the other party in accordance with this Section 13.6.

13.7 CHOICE OF LAW; SEVERABILITY. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of Maryland, excluding choice-of-law principles thereof. In the event any clause, section or part of this Agreement shall be held or declared to be void, illegal or invalid for any reason, all other clauses, sections or parts of this Agreement which can be effected without such void, illegal or invalid clause, section or part shall nevertheless continue in full force and effect.

13.8 SUCCESSORS AND ASSIGNS; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither Target nor Purchaser may assign any of its respective rights or delegate any of its respective duties under this Agreement without the prior written consent of the other. Except as provided in Sections 5.1(k), 5.1(m) and 11.2 hereof, nothing contained in this Agreement, express or implied, is intended to confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

13.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

13.10 FACSIMILE SIGNATURES. Signatures hereon which are transmitted via facsimile shall be deemed original signatures.

13.11 REPRESENTATION BY COUNSEL; INTERPRETATION. Each Party acknowledges that it has been represented by counsel in connection with this Agreement and the Transaction. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by each Party. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

13.12 HEADINGS; GENDER. The headings, captions and/or use of a particular gender or neuter under sections of this Agreement are for convenience of reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.

                                   ARTICLE XIV

                                   DEFINITIONS

14.1 DEFINED TERMS. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

         "ACQUISITION SUB" shall have the meaning ascribed to it in the heading of this Agreement.

         "ACQUISITION SUB COMMON STOCK" shall have the meaning ascribed to it in
Section 2.3(f) hereof.

         "ACTION" shall mean any action, claim, suit, demand, litigation, governmental or other proceeding, labor dispute, arbitral action, governmental audit, inquiry, investigation, criminal prosecution, investigation or unfair labor practice charge or complaint.

         "AGREEMENT" shall mean this Agreement and Plan of Merger dated as of November __, 2004, among Purchaser, Acquisition Sub, and Target.

         "ASSETS" shall have the meaning ascribed to it in Section 3.10.1(a) hereof.

         "BODY" shall mean a federal, state, local, and foreign governmental body, political subdivision of such foreign governmental body, or other regulatory body.

         "BOOKS AND RECORDS" shall mean all books, ledgers, files, reports, plans, drawings, records and lists, including, without limitation, all computer programs and other software, of every kind relating to an entity's business, operations, assets, liabilities, personnel, customers and suppliers.

         "BREACHING PARTY" shall have the meaning ascribed to it in Section 13.1 hereof.

         "BUSINESS" shall have the meaning ascribed to it in the Recitals of this Agreement.

         "CERTIFICATE OF MERGER" shall have the meaning ascribed to it in
Section 2.2 hereof.

         "CLAIM NOTICE" shall have the meaning ascribed to it in Section 11.2.3(a) hereof.

         "CLOSING" shall have the meaning ascribed to it in Section 9.1 hereof.

         "CLOSING DATE" shall have the meaning ascribed to it in Section 9.1 hereof.

         "CONTRACT" shall mean any agreement, contract, note, lease, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation, commitment, course of dealing or practice, understanding or arrangement, whether written or oral, to which a particular Person is a party or is otherwise bound.

         "COPYRIGHTS" shall mean registered copyrights, copyright applications and unregistered copyrights.

         "DEFAULT" shall mean any breach, default and/or other violation, and/or the occurrence of any event that with or without the passage of time or the giving of notice or both would constitute a breach, default or other violation, under, or give any Person the right to accelerate, terminate or renegotiate, any Contract.

         "DERIVATIVE SECURITIES" shall mean warrants, options, rights, shares of capital stock, evidences of indebtedness, or other securities, which are convertible, exercisable or exchangeable into shares of common stock.

         "EFFECTIVE TIME" shall have the meaning ascribed to it in Section 2.2 hereof.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "INFORMATION" shall have the meaning ascribed to it in Section 13.2 hereof.

         "INVESTMENT REPRESENTATION LETTERS" shall mean the investment representation letters in, or substantially in, the forms attached to this Agreement as Exhibits 5.1(k)(a) and 5.1(k)(b).

         "LIABILITY" shall mean any direct or indirect liability, obligation, indebtedness, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise except that any obligation to pay for Dissenting Shares shall not be deemed a liability for any purpose.

         "LIEN" shall mean any claim, lien, pledge, option, charge, restriction, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

         "MARYLAND STATUTE" shall have the meaning ascribed to it in the Recitals of this Agreement.

         "MATERIAL ADVERSE CHANGE" shall mean a change that creates a Material Adverse Effect.

         "MATERIAL ADVERSE EFFECT" shall mean in the case of the Target any material adverse effect on the business, properties, operations, assets, liabilities, condition (financial or otherwise), or prospects of Target or in the case of Purchaser, any material adverse effect on the liabilities or condition (financial or otherwise) of Purchaser but shall not include continuing loses incurred by Purchaser.

         "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean pollutants, contaminants, hazardous or noxious or toxic materials or wastes.

         "MERGER" shall have the meaning ascribed to it in the Recitals of this Agreement.

         "OTHER INTELLECTUAL PROPERTY" shall have the meaning ascribed to it in
Section 3.10.2 hereof.

         "PARTY" and "PARTIES" shall have the meanings ascribed to them in the heading of this Agreement.

         "PATENTS" shall mean all patents, patent applications, registered designs and registered design applications.

         "PERMITS" shall mean all licenses, permits, franchises, approvals, authorizations, consents, decrees or orders of, or filings with, any and all Bodies.

         "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an unincorporated organization, any other business organization and a government or other department or agency thereof.

         "PROPRIETARY RIGHTS" shall mean Copyrights, Patents, Trademarks, other technology rights and licenses, computer software (including, without limitation, any source or object codes thereof or documentation relating thereto), trade secrets, franchises, inventions, designs, specifications, plans, drawings, data bases, know-how, domain names, world wide web addresses and other intellectual property rights used or under development.

         "PURCHASER" shall have the meaning ascribed to it in the heading of this Agreement.

         "PURCHASER BALANCE SHEET" shall mean the balance sheet of Purchaser as of the Purchaser Balance Sheet Date which is included as part of the Purchaser Financial Statements.

         "PURCHASER BALANCE SHEET DATE" shall mean July 31, 2004

         "PURCHASER COMMON STOCK" shall have the meaning ascribed to it in
Section 2.3(a) hereof.

         "PURCHASER FINANCIAL STATEMENTS" shall mean the financial statements of Purchaser as of the Purchaser Balance Sheet Date and for the year ended October 31, 2003, and as of and for the nine months ended July 31, 2004 consistent with those presented in the SEC Reports.

         "PURCHASER INDEMNIFIED PARTIES" shall have the meaning ascribed to it in Section 11.2.1. hereof.

         "PURCHASER LISTED AGREEMENTS" shall have the meaning ascribed to it in
Section 4.14 hereof.

         "RESIGNED PURCHASER DIRECTORS" shall have the meaning ascribed to it in
Section 5.2(f) hereof.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SEC REPORTS" shall have the meaning ascribed to it in Section 4.24 hereof.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SURVIVING CORPORATION" shall have the meaning ascribed to it in
Section 2.1(a) hereof.

         "TARGET" shall have the meaning ascribed to it in the heading of this Agreement.

         "TARGET BALANCE SHEET" shall mean the balance sheet of Target as of the Target Balance Sheet Date which is included as part of the Target Financial Statements.

         "TARGET BALANCE SHEET DATE" shall mean December 31, 2003.

         "TARGET COMMON STOCK" shall have the meaning ascribed to it in Section 2.3(a) hereof.

         "TARGET FINANCIAL STATEMENTS" shall mean the financial statements of Target as of the

Target Balance Sheet Date and for the year ended December 31, 2003 and as of and for the six months ended June 30, 2004..

         "TARGET INDEMNIFIED PARTIES" shall have the meaning ascribed to it in
Section 11.2.2 hereof.

         "TARGET LISTED AGREEMENTS" shall have the meaning ascribed to it in
Section 3.14 hereof.

         "TRADEMARKS" shall have the meaning ascribed to it in Section 3.10.2.

         "TRANSACTION" shall mean the Merger, the manner of the conversion and exchange of the Target Common Stock and Acquisition Sub Common Stock pursuant to the Merger, and all other transactions contemplated by the Agreement.

         WITNESS the execution and delivery of this Agreement on the date first above written.

                                        CERTRON CORPORATION

                                        By: /s/ MARSHALL KASS
                                            ------------------------------------
                                           Name:  Marshall Kass
                                           Title: Chairman of the Board and CEO

                                        CERTRON ACQUISITION CORP.

                                        By: /s/ MARSHALL KASS
                                            ------------------------------------
                                           Name:  Marshall Kass
                                           Title: President

                                        CYBRDI, INC.

                                        By: /s/ YANBIAO BAI
                                            ------------------------------------
                                           Name: Yanbiao Bai
                                           Title: Board Chairman

44